UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2010

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Massachusetts Ave NW, Washington, District of Columbia		20001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Acquire Elluminate, Inc.

On July 2, 2010, Blackboard Inc. ("Blackboard") entered into an Arrangement Agreement with (i) Elephant Acquisition Corp., a Canadian federal corporation and a wholly owned subsidiary of Blackboard, (ii) Elluminate, Inc., a Canadian federal corporation ("Elluminate"), (iii) certain shareholders of Elluminate, (iv) Hotstart Technologies Inc., a Canadian federal corporation ("Holdco 1"), (v) 693899 Alberta Ltd., an Alberta corporation ("Holdco 2"), (vi) 693897Alberta Ltd., an Alberta corporation ("Holdco 3"), and (vii) Nashirali Samanani (as agent for Elluminate’s shareholders). Elluminate delivers web, audio, video and social networking solutions optimized for teaching, learning, and collaboration.

Pursuant to the Arrangement Agreement:

• Blackboard will acquire all outstanding shares in the capital of Elluminate pursuant to an arrangement under the Canada Business Corporations Act (the "Arrangement"). Prior to the closing of the Arrangement, (i) each of Elluminate’s unexpired and unexercised options and warrants will be exchanged for that number of Elluminate’s common shares equal in value to the in-the-money amount of such option or warrant and (ii) Elluminate will reorganize its capital structure and amalgamate with Holdco 1, Holdco 2 and Holdco 3. Elluminate will be the successor corporation resulting from the amalgamation.

• Blackboard will pay an aggregate of $57.2 million in cash (the "Arrangement Consideration") to Elluminate’s shareholders (including shareholders resulting from the exchange of options and warrants, as described above) as consideration for the Arrangement, subject to a working capital adjustment and certain payments that Blackboard will make on Elluminate’s behalf.

• Blackboard will deposit a portion of the Arrangement Consideration into escrow funds maintained by an escrow agent as follows: (i) $0.5 million into a working capital escrow fund for certain working capital adjustments pursuant to the Arrangement Agreement; and (ii) $14.3 million into an indemnity escrow fund. The escrow agent will hold these amounts in accordance with the terms of an escrow agreement to be executed prior to or at the closing of the Arrangement. The indemnity escrow fund generally will be available for 12 months following the Arrangement for indemnification obligations pursuant to the Arrangement Agreement.

• Blackboard will pay, from the Arrangement Consideration and on Elluminate’s behalf, (i) certain of Elluminate’s transaction expenses relating to the Arrangement and (ii) certain of Elluminate’s debt.

• Elluminate made customary representations and warranties, which generally survive for 12 months after the Arrangement, except for certain fundamental representations, some of which survive indefinitely.

• Elluminate will continue its business in the ordinary course prior to the closing of the Arrangement.

• Blackboard’s obligation to consummate the Arrangement is subject to several closing conditions, including (i) Elluminate’s representations and warranties in the Arrangement Agreement being materially accurate, (ii) Elluminate having made filings with, and obtained approvals from, governmental authorities and third parties, (iii) there not having occurred a Material Adverse Effect (as defined in the Arrangement Agreement), (iv) approval of the Arrangement by not less than two-thirds of the votes cast on the Arrangement by Elluminate’s shareholders present in person or represented by proxy at a special meeting of Elluminate’s shareholders held for such purpose, (v) court approval of the Arrangement, (vi) satisfactory completion of the pre-closing reorganization and amalgamation of Elluminate, Holdco 1, Holdco 2 and Holdco 3, and (vii) certain other closing conditions.

Current shareholders of Elluminate holding approximately 69% of the outstanding shares in the capital of Elluminate (calculated on a fully-diluted basis) have irrevocably covenanted to vote in favor of and to support the Arrangement.

The foregoing summary of the Arrangement Agreement and the Arrangement is not complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Arrangement Agreement is included to provide investors and security holders with information regarding its terms. The inclusion of the Arrangement Agreement is not intended to provide any other factual information about Blackboard or Elluminate. The representations, warranties and covenants contained in the Arrangement Agreement are made only for purposes of the Arrangement Agreement and as of specific dates, are solely for the benefit of the parties to the Arrangement Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Arrangement Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Blackboard or Elluminate or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may not be fully reflected in Blackboard’s public disclosures.

Agreement to Acquire Wimba, Inc.

On July 2, 2010, Blackboard entered into an Agreement and Plan of Merger (the "Merger Agreement") with (i) Bear Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Blackboard, (ii) Wimba, Inc., a Delaware corporation ("Wimba"), and (iii) Walter H. Barandiaran and Carmen Scarpa (as agents for Wimba’s stockholders and option holders). Wimba is a leading provider of collaborative learning software applications and services to the education industry.

Pursuant to the Merger Agreement:

• Bear Merger Sub Inc. will be merged with and into Wimba, with Wimba continuing as the surviving corporation and a wholly owned subsidiary of Blackboard (the "Merger").

• Blackboard will pay an aggregate of $59.0 million in cash (the "Merger Consideration") to Wimba’s stockholders and option holders as consideration for the Merger, subject to a working capital adjustment and certain payments that Blackboard will make on Wimba’s behalf.

• Each of Wimba’s unexpired and unexercised stock options and stock warrants will be cancelled at the effective time of the Merger.

• Blackboard will deposit a portion of the Merger Consideration into escrow funds maintained by an escrow agent as follows: (i) $1.0 million into a working capital escrow fund for certain working capital adjustments pursuant to the Merger Agreement; and (ii) $11.8 million of the Merger Consideration into indemnity escrow funds. The escrow agent will hold these amounts in accordance with the terms of an escrow agreement to be executed prior to or at the closing of the Merger. The indemnity escrow funds generally will be available for 12 months following the Merger for indemnification obligations pursuant to the Merger Agreement.

• Blackboard will pay, from the Merger Consideration and on Wimba’s behalf, (i) certain of Wimba’s transaction expenses relating to the Merger, (ii) $4.0 million to Wimba’s officers pursuant to Wimba’s Special Incentive Plan ($0.8 million of which will be deposited into the indemnity escrow funds), and (iii) $1.8 million to Wimba’s other employees as a transaction bonus.

• Wimba made customary representations and warranties, which generally survive for 12 months after the closing of the Merger.

• Wimba will continue its business in the ordinary course prior to the closing of the Merger.

• Blackboard’s obligation to consummate the Merger is subject to several closing conditions, including (i) Wimba’s representations and warranties being materially accurate, (ii) Wimba having made filings with, and obtained approvals from, governmental authorities and third parties, (iii) there not having occurred a Material Adverse Effect (as defined in the Merger Agreement), (iv) approval of the Merger Agreement by the requisite vote or consent of Wimba’s stockholders, (v) Wimba terminating its options and warrants immediately prior to the closing of the Merger, and (vi) certain other closing conditions.

The foregoing summary of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.2 and incorporated herein by reference.

The Merger Agreement is included to provide investors and security holders with information regarding its terms. The inclusion of the Merger Agreement is not intended to provide any other factual information about Blackboard or Wimba. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Blackboard or Wimba or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in Blackboard’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Arrangement Agreement dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Elephant Acquisition Corp., a Canadian federal corporation and a wholly owned subsidiary of Blackboard Inc., (iii) Elluminate, Inc., a Canadian federal corporation, (iv) certain shareholders of Elluminate, Inc., (v) Hotstart Technologies Inc., a Canadian federal corporation, (vi) 693899 Alberta Ltd., an Alberta corporation, (vii) 693897Alberta Ltd., an Alberta corporation, and (viii) Nashirali Samanani.
2.2 Agreement and Plan of Merger dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Bear Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Blackboard Inc., (iii) Wimba, Inc., a Delaware corporation, and (iv) Walter H. Barandiaran and Carmen Scarpa.
99.1 Press release dated July 7, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

July 7, 2010	By:	/s/ Matthew H. Small

Name: Matthew H. Small
Title: Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

2.1	Arrangement Agreement dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Elephant Acquisition Corp., a Canadian federal corporation and a wholly owned subsidiary of Blackboard Inc., (iii) Elluminate, Inc., a Canadian federal corporation, (iv) certain shareholders of Elluminate, Inc., (v) Hotstart Technologies Inc., a Canadian federal corporation, (vi) 693899 Alberta Ltd., an Alberta corporation, (vii) 693897Alberta Ltd., an Alberta corporation, and (viii) Nashirali Samanani.
2.2	Agreement and Plan of Merger dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Bear Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Blackboard Inc., (iii) Wimba, Inc., a Delaware corporation, and (iv) Walter H. Barandiaran and Carmen Scarpa.
99.1	Press release dated July 7, 2010